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                                     SUBSIDIARIES


                                                 JURISDICTION OF
                                                   ORGANIZATION
         SUBSIDIARY                              OR INCORPORATION
         ----------                              ----------------

144164 Canada Ltd.                                    Canada
158743 Canada Inc.                                    Canada
3055078 Canada Inc.                                   Canada
Aeronautic Media, Inc.                               Delaware
Armstrong's - NSW Pty Ltd                   New South Wales, Australia
Armstrong's - Queensland Pty Ltd               Queensland, Australia
Armstrong's - Australia Pty Ltd                 Victoria, Australia
Armstrong's - Victoria Pty Ltd                  Victoria, Australia
Armstrong's - WA Pty Ltd                    Western Australia, Australia
BBL Acquisition Corp.                                Delaware
BMS Acquisition Corp.                                Delaware
BTD Acquisition, Inc.                                New York
Cala H.R.C. Ltd.                                      Canada
Chalam Advertising, Inc.                             New York
CPC Acquisition Corp.                                New York
Deutsch Shea & Evans, Inc.                           Delaware
Directory Services International Corporation         Michigan
EPI Aviation, Inc.                                   Delaware
General Directory Advertising Services, Inc.         Delaware
HGI Acquisition Corp.                                Delaware
Interdirect, Inc.                                   New Jersey
M.S.I. - Market Support International, Inc.         New Jersey
National Media Holding Company, Inc.                 Colorado
National Media Services, Inc.                        Georgia
Neville Jeffress - Parramatta Pty Ltd        New South Wales, Australia
Neville Jeffress - Canberra Pty Ltd         Australian Capital Territory,
                                                    Australia


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                                                      JURISDICTION OF
                                                        ORGANIZATION
         SUBSIDIARY                                   OR INCORPORATION
         ----------                                   ----------------

Neville Jeffress Advertising (Tasmania) Pty Ltd       Tasmania, Australia
Neville Jeffress - Sydney Pty Ltd                New South Wales, Australia
Neville Jeffress Pty Ltd                         New South Wales, Australia
Neville Jeffress - Financial Pty Ltd             New South Wales, Australia
Neville Jeffress (NSW) Pty Ltd                   New South Wales, Australia
Neville Jeffress - Brisbane Pty Ltd                Queensland, Australia
Neville Jeffress Caldwell Ltd                         United Kingdom
Neville Jeffress - New Zealand Ltd                      New Zealand
Neville Jeffress - Queensland Pty Ltd              Queensland, Australia
Neville Jeffress (Darwin) Pty Ltd               Northern Territory, Australia
Neville Jeffress - Adelaide Pty Ltd               South Australia, Australia
Neville Jeffress Australia Pty Ltd                New South Wales, Australia
Neville Jeffress Perth Pty Ltd                   Western Australia, Australia
Neville Jeffress - Victoria Pty Ltd                 Victoria, Australia
Online Career Center Management, Inc.                    Delaware
Parapluie Pty Ltd                                   Victoria, Australia
Parraween Productions Pty Ltd                     New South Wales, Australia
Rogers Acquisition Corp.                                 Delaware
Sanderson Advertising & Design Group Limited          United Kingdom
Target Acquisition Corp.                                 Delaware
The Mitchell Armstrong's Consortium Pty Ltd        Victoria, Australia
The Monsterboard Limited                              United Kingdom
TMP Telephone Marketing Programs Limited               United Kingdom
TMP Worldwide Co., Ltd                                    Japan
TMP Worldwide Ltd.                                    Ontario, Canada
TMP Worldwide Holdings Limited                        United Kingdom

                                         -2-

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                                                 JURISDICTION OF
                                                   ORGANIZATION
         SUBSIDIARY                              OR INCORPORATION
         ----------                              ----------------

TMP Australia Pty Ltd                        New South Wales, Australia
TMP Belgium NV                                     Ghent, Belgium
TMP Worldwide Limited                              United Kingdom
TMP Interactive Inc.                                  Delaware
TMP Medical Listings, Inc.                             Georgia
Volando, Inc.                                         Delaware
Woodward, Inc.                                        Illinois
Woodward Direct, Inc.                                 Delaware
YPMS Acquisition, Inc.                                Delaware

                                         -3-